Exhibit 4.3

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This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.
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                           THE BANK OF BERMUDA LIMITED
                           EXECUTIVE SHARE OPTION PLAN

1.       PURPOSE

         The principal purpose of the Executive Share Option Plan (the "Plan") is to assist The Bank of Bermuda Limited (the "Bank") and its subsidiaries in attracting, motivating and retaining executive management who will make significant contributions to the Bank's long-term prosperity. To achieve this purpose, the Plan is designed to provide equity incentives that (i) are comparable to those found in the marketplace in which the Bank competes for management talent, and (ii) align the interests of management with those of its shareholders.


2.       ADMINISTRATION

         (a) The Plan shall be administered by the person or persons (the "Plan Administrator") appointed from time to time by the Board of Directors of the Bank (the "Board"). Such appointment shall not detract in any way from the rights of the Bank, the Board or the Compensation Committee (the "Committee") appointed by the Board to perform any function pursuant to the Plan and references to Plan Administrator shall be deemed to include the Bank, the Board or the Committee wherever appropriate. In addition, the Bank may appoint an exercise and sales agent ("Agent").

         (b) The Committee shall have full authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem to be necessary and advisable for the administration of the Plan. Each decision of the Committee shall be final and binding with respect to all parties affected thereby.


3.       ELIGIBILITY

         Executive officers of the Bank and such other officers of the Bank or any subsidiary as may be approved by the Committee from time to time (collectively the "Eligible Employees") shall be eligible to be granted share options as described herein.


4.       SHARES AVAILABLE

         The aggregate number of the Bank's common shares, $1.00 par value ("Common Shares"), which may be issued or transferred and as to which grants or awards of share options may be made under the Plan is 2,000,000 Common Shares. If any share option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of unexercised shares subject thereto shall again be available for purposes of the Plan.

         In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganisation, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to (i) the aggregate number of Common Shares which may be issued or transferred and as to which grants or awards of share options may be made under the Plan, (ii) any or all of the number and kind of Common Shares which may thereafter be issued or transferred in connection with the exercise of options, and (iii) the option price relating to any option; provided, however, that with respect to incentive stock options, as described in Section 6(k), granted to individuals subject to taxation in the United States, such adjustment shall be made in accordance with section 424(h) of the United States Internal Revenue Code of 1986, as amended (the "Code").


5.       GRANTS AND AWARDS

         The Committee shall have authority, in its discretion, to grant share options which may be either incentive stock options or nonqualified stock options, as described in Section 6(k) to Eligible Employees.


6.       TERMS AND CONDITIONS OF SHARE OPTIONS

         Share options (sometimes referred to as "options") shall be satisfied in such manner as the Bank shall deem appropriate, including but not limited to establishing a trust to hold Bank shares for this purpose. The Bank, in its discretion, may arrange for the transfer of shares from such trust, or by issuance of shares from authorised, unissued share capital. Options granted under the Plan shall be subject to the following terms and conditions:

         (a) The per share purchase price at which each option may be exercised (the "option price") shall not be less than one hundred percent (100%) of the fair market value per share of the Common Shares determined on the date of grant or other date specified by the Committee, which may be a date prior to the date of grant.

         (b) Each option shall be exercisable by the grantee giving written notice to the Plan Administrator or the Agent and making payment of the option price and provided that the Bank is able to undertake the transaction in compliance with applicable law. The option price for each option shall be paid in full upon exercise and shall be payable, at the option of the grantee:

         (i) by cash payment by wire transfer (or such other cash payment methods as may be advised to grantees) to the Plan Administrator or the Agent of the United States dollar equivalent of the option price, plus the applicable fees and taxes;

         (ii) by the grantee specifically identifying a number of either Common Shares issued by the Bank to the grantee and which have been owned by the grantee for at least six months or were purchased at market price, the fair market value of which, measured as at the day prior to the date the option being exercised is so exercised, the grantee wishes be applied against payment of the option price.. The number of Common Shares issued or transferred upon exercise of the option will be reduced by the number of Common Shares identified by the grantee pursuant to this clause;

         (iii) by the grantee specifically identifying a number of exercisable options (or part thereof) granted or awarded under this Plan, the intrinsic value of which the grantee wishes to be applied against payment of the option price. Upon exercise of the option, the options identified by the grantee will be cancelled, and their intrinsic value for this purpose will equal the difference between the fair market value of the underlying Common Shares and the total option price. For purposes of Section 4, no Common Shares underlying such identified options shall be available again for issuance under this Plan. This clause (iii) shall not apply to any incentive stock option (A) issued after January 20, 2004 or (B) outstanding as of January 20, 2004 unless the grantee elects to modify the option on or before February 13, 2004, in which case the option will cease to be an incentive stock option;

         (iv) through a broker-dealer sale and remittance procedure pursuant to which the grantee shall:

                  (A) provide written instructions to the Plan Administrator or the Agent to effect through a third party broker the sale of some or all of the purchased Common Shares, either:

                           (1) immediately or when the Common Shares reach a market price specified by the grantee, if all of the purchased Common Shares are to be sold; or

                                    (2)      when the Common Shares reach a
                                             market price specified by the
                                             grantee, if some of the purchased
                                             Common Shares are to be sold;

                           and remit to the Plan Administrator or the Agent, out of the sale proceeds available on the settlement date, sufficient funds to pay the US dollar equivalent of the aggregate exercise price payable for the purchased Common Shares, and remit to grantee the balance, if any, of the sale proceeds; and

                  (B) provide written instructions to the Plan Administrator or the Agent to deliver the certificates for the purchased Common Shares directly to such brokerage firm in order to complete the sale transaction.

         All fees and taxes associated with the exercise of options shall be paid by the grantee and shall, where applicable, be deducted prior to any funds being remitted to the grantee.

         (c) No option shall be exercisable after the expiration of ten years from the date of grant. To the extent it is exercisable, an option may be exercised at any time in whole or in part.

         (d) The Committee shall have the power to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the relevant option agreement referred to in Section 6(g) otherwise provides, the option shall become exercisable on a cumulative basis as to 25% of the total number of Common Shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of grant of the option.

         (e) No option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution applicable to the grantee. All options shall be exercisable during the lifetime of the grantee only by the grantee.

         (f) Unless the Committee, in its discretion, shall otherwise determine:

         (i) If the employment of the grantee is terminated, except by reason of retirement, disability, death or termination for cause, any then outstanding option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such option or within three months after the date of such termination, whichever is the shorter period;

         (ii) If the grantee retires under any retirement plan of the Bank or a subsidiary, any then outstanding option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such option or within twelve months after the date of such termination, whichever is the shorter period;

         (iii) If the employment of the grantee is terminated by reason of a condition entitling the grantee to benefits under any long-term disability plan of the Bank or a subsidiary (such condition, a "disability"), any then outstanding option held by such grantee that has not become fully exercisable at the time of such termination shall continue to become exercisable in accordance with the schedule set forth in the option agreement referred to in Section 6(g) (or if no schedule is set forth in such agreement, the schedule set forth in Section 6(d)) and shall be exercisable by the grantee at any time prior to the expiration date of such option; provided, however, that if an incentive stock option (as described in Section 6(k)) is exercised more than twelve months after a termination for disability, it will become a nonqualified stock option;

         (iv) Following the death of a grantee during employment, any outstanding option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such option or within one year after the date of death, whichever is the shorter period;

         (v) Following the death of a grantee after termination of employment during a period within which an option is exercisable, any outstanding option held by the grantee at the time of death shall be exercisable by the person entitled to do so under the will of the grantee or if the grantee shall fail to make testamentary disposition of the option or shall die intestate by the legal representative of the grantee (but only to the extent the option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such option or within one year after the date of death, whichever is the shorter period; and

         (vi) If the employment of a grantee is to be terminated by the Bank for cause, as determined by the Committee, all outstanding options held by the grantee at the time of notice of such termination shall automatically terminate when such notice is given.

         (g) All options shall be confirmed by a written agreement, which shall be executed by the grantee and, on behalf of the Bank, by an officer of the Bank authorised by the Committee.

         (h) The term "fair market value" for all purposes of the Plan shall mean, to the extent available, the closing price for Common Shares reported by the applicable stock exchange report for such date) or such other price as may be determined by the Committee in good faith to be the fair market value. Notwithstanding the preceding sentence, the Committee may elect that "fair market value" as of a date will be the last sale price for Common Shares reported by the applicable stock exchange as of a specific time during such date (selected in advance of such time) if the Committee determines in good faith that such action is necessary or convenient to the administration of the Plan or any related matters.

         (i) The obligation of the Bank to issue or transfer Common Shares under the Plan shall be subject to:

         (i) the condition that such shares shall have been authorised for issuance or are transferable and are eligible for trading upon the applicable stock exchange on which the Common Shares may then be listed; and

         (ii) compliance with all other applicable laws, regulations, rules and orders which may then be in effect.

         (j) The term "option price" for all purposes of the Plan shall mean the fair market value of the Common Shares as determined by the Committee as set forth in Section 6(h), on the close of the business day prior to grant or other such date as specified by the Committee.

         (k) For Eligible Employees who are United States taxpayers, the agreement referred to in Section 6(g) shall designate the option as an incentive stock option or a nonqualified stock option. An incentive stock option is defined as an option which meets the requirements of section 422 of the Code and is designated as such in the agreement evidencing its grant. A nonqualified stock option is defined as an option which does not qualify under Section 422 of the Code as an incentive stock option.

         Subject to the foregoing provisions of this Section and the other provisions of the Plan, any option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 6(g), or an amendment thereto.


7.       ADDITIONAL RIGHTS IN CERTAIN EVENTS

         (a) Section 7 Event. A Section 7 Event shall mean the first date upon which any of the following events occurs:

         (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Bank or any parent or subsidiary thereof, unless such Person acquires by such means 50% or more of the combined voting power of the Bank's then outstanding securities) representing 20% or more of the combined voting power of the Bank's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

         (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Bank) whose appointment or election by the Board or nomination for election by the Bank's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (iii) there is consummated a merger or consolidation of the Bank or any direct or indirect subsidiary of the Bank with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Bank outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Bank or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Bank (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Bank or any parent or subsidiary thereof, unless such Person acquires by such means 50% or more of the combined voting power of the Bank's then outstanding securities) representing 20% or more of the combined voting power of the Bank's then outstanding securities; provided that the acceleration described in
                  Section 7(b) shall occur at such reasonable time prior to such consummation as the Committee shall determine; or

         (iv) the shareholders of the Bank approve a plan of complete liquidation or dissolution of the Bank or there is consummated an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets, other than a sale or disposition by the Bank of all or substantially all of the Bank's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Bank in substantially the same proportions as their ownership of the Bank immediately prior to such sale; provided that the acceleration described in Section 7(b) shall occur at such reasonable time prior to such consummation as the Committee shall determine.

         For purposes of this Section 7: "Beneficial Owner" of a Common Share means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such Common Share; and "Person" means a natural person, company or governmental body, except that such term shall not include
(i) the Bank or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or any parent or subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Bank in substantially the same proportions as their ownership of stock of the Bank.

         (b) Acceleration of the Exercise Date of Options. Notwithstanding any other provision contained in the Plan, in case any "Section 7 Event" occurs all outstanding share options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

         (c) Extension of the Expiration Date of Options. Notwithstanding any other provision contained in the Plan, all share options held by a grantee whose employment with the Bank or a Subsidiary terminates within one year of any "Section 7 Event" for any reason other than "cause" shall be exercisable at any time prior to the expiration of the option or within twelve months after the date of such termination of employment, whichever is the shorter period; provided that, if the post-termination exercise period set forth in Section 6 is longer than the period otherwise set forth in this Section 7(c), the Section 6 period shall prevail.


8.       EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

         Neither the adoption of the Plan nor any action of the Board, the Committee, the Plan Administrator or the Agent pursuant to the Plan shall be deemed to give any Eligible Employee any right to be granted a share option under the Plan. Nothing in the Plan, in any share option award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Bank or any subsidiary or interfere in any way with the rights of the Bank or any subsidiary to terminate the employment of any employee at any time.

9.       AMENDMENT

         The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a share option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.


10.      EFFECTIVE DATE AND DURATION OF PLAN

         The adoption date of the Plan shall be June 30, 1997, the date of approval of the Plan by the Directors. The Plan was amended by the Board on December 11th, 2001 and further amended by the Board effective 15th July 2002. No share option may be granted under the Plan subsequent to June 29, 2002.


11.      INDEMNIFICATION

         In addition to such other rights of indemnification as they may have as directors, the members of the Committee administering the Plan shall be indemnified by the Bank against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defence of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgement in any such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of such member's duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same. This indemnity shall not extend to any liability arising as a result of any fraud or dishonesty on the part of any member of the Committee.

12.      APPROVAL OF PLAN;  EFFECTIVE DATE

         The Plan was adopted by the Board of Directors on June 30, 1997 pursuant to authorisation by the Company's shareholders as granted at a Special General Meeting on June 12, 1997 to proceed in accordance with authority provided by Bye-Law 4(1) of the Bank.